SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 25, 2007

HealthSouth Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

One HealthSouth Parkway, Birmingham, Alabama 35243

(Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On March 25, 2007, HealthSouth Corporation, a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with ASC Acquisition LLC ("Buyer"), a Delaware limited liability company and newly-formed affiliate of TPG Partners V, L.P. ("TPG"), pursuant to which Buyer will acquire the Company's surgery centers division for approximately $945 million. The purchase price consists of cash consideration of $920 million, subject to certain adjustments, and an equity interest whereby the Company will have an option to acquire 5% of Buyer's primary shares acquired by TPG at closing at an exercise price that will escalate at 15% annually, which option is estimated to be worth $25 – $30 million assuming a five-year horizon.

The closing of the transactions is subject to the satisfaction of closing conditions set forth in the Stock Purchase Agreement, including certain regulatory and other approvals. The closing is anticipated to occur in the third quarter of 2007.

On March 26, 2007, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that the Company has entered into the Stock Purchase Agreement referenced herein.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K are forward looking, reflect the Company's current intent, belief or expectations and involve certain risks and uncertainties. These forward-looking statements include, but are not limited to, statements regarding the likelihood and timing of the closing of the transactions contemplated by the Stock Purchase Agreement. The Company's actual future results may not meet the Company's expectations. In addition to those factors identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and other filings with the SEC, factors that may cause future results to differ materially from the Company's current expectations include, but are not limited to, the possibility that the Company's sale of the surgery centers division will not close, the risk of a significant adjustment to the purchase price and regulatory delay in approving the sale. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/s/ John P. Whittington
	Name:	John P. Whittington
	Title:	Executive Vice President, General
Counsel and Corporate Secretary

Dated: March 26, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by HealthSouth Corporation, dated March 26, 2007.